EXHIBIT 10W

FOURTH AMENDMENT TO

REVOLVING CREDIT AND

SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Third Amendment”) executed and delivered as of March 30, 2007, by and between WACHOVIA BANK, NATIONAL ASSOCIATION (“Bank”), and among AUTOINFO, INC., a Delaware corporation, SUNTECK TRANSPORT CO., INC., a Florida corporation and SUNTECK TRANSPORT & LOGISTICS, INC., a Florida corporation (individually and or collectively, the Borrower’).

RECITALS:

A.            On May 23, 2003, Borrower and Bank, executed and delivered that certain Revolving Credit and Security Agreement (the “Original Credit Agreement”) under the terms of which Bank provided a line of credit to Borrower in the amount of $1,500,000.

B.            On June 29, 2004, Borrower and Bank, executed and delivered that certain First Amendment to Revolving Credit and Security Agreement (the “First Amendment”) which increased the Maximum Loan Amount to $2,500,000, extended the facility and amended certain other terms of the Credit Agreement.

C.            On July 3, 2005, Borrower and Bank, executed and delivered that certain Second Amendment to Revolving Credit and Security Agreement (the “Second Amendment”) which modified the reporting requirements and amended certain other terms of the Credit Agreement.

D.           On September 23, 2006, Borrower and Bank, executed and delivered that certain Third Amendment to Revolving Credit and Security Agreement (the “Third Amendment”) which increased the Maximum Loan Amount to $4,000,000, extended the facility and amended terms of the Credit Agreement.

E.            The parties desire to make further changes to the terms of the Credit Agreement, as amended by the First Amendment, Second Amendment, and Third Amendment as described herein.

NOW, THEREFORE, in consideration of the agreements set forth herein and other good and valuable consideration, the Bank and the Borrower hereby agree as follows:

1.	The Credit Agreement is amended by adding a new Section 2.10 as follows:

2.10.	Standby Letters of Credit.

(a)           At its discretion, Bank may from time to time issue, extend or renew standby letters of credit for the account of Borrower or its Subsidiaries up to a maximum aggregate amount of $300,000. The availability of Advances under the Loan shall be reduced by outstanding obligations of Bank under any standby letters of credit. All payments made by Bank under any such standby letters of credit (whether or not Borrower is the account party or drawer) and all fees, commissions, discounts and other amounts owed or to be owed to Bank in connection therewith, shall be deemed to be Advances under the Note, shall be secured by the Collateral, and shall be repaid on demand. Borrower shall complete and sign such applications and supplemental agreements and provide such other documentation as Bank may require. The form and substance of all standby letters of credit, including expiration dates, shall be subject to Bank’s approval. Bank may charge a fee or commission for issuance, renewal or extension of a standby letter of credit based upon Bank’s then standard rates. Borrower unconditionally guarantees all obligations of any Subsidiary with respect to letters of credit issued by Bank for the account of such Subsidiary and all acceptances of any Subsidiary’s drafts. Upon a Default, Borrower shall, on demand, deliver to Bank good funds equal to 105% of Bank’s maximum liability under all outstanding letters of credit and bankers acceptances, to be held as cash Collateral for Borrower’s reimbursement obligations and other Indebtedness. No standby letter of credit issued by Bank shall have an expiration of more than three hundred sixty five (365) days after its issuance and no standby letter of credit shall expire later than thirty (30) days after the Termination Date.

(b)           Any standby letter of credit issued hereunder shall be governed by the Uniform Customs of Practice for Documentary Credit (1993 Rev.), International Chamber of Commerce Publication No. 500, as revised from time to time, except to the extent that the terms of such publication would limit or diminish rights granted to Bank hereunder or in any other Loan Document.

2.	Other Covenants of Borrower. Section 7 is hereby amended and restated as follows:

Capital Expenditures. Borrower shall not during any fiscal year expend on gross fixed assets (including gross leases to be capitalized under GAAP and leasehold improvements), unless approved in writing by Bank, in an amount exceeding $250,000 in the aggregate.

3.             Effectiveness. The effectiveness of this Fourth Amendment shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 2:

a.	Delivery of Documents. The Bank shall have received counterparts of the following documents executed by the Borrower and dated as of the date hereof:

(i)	this Fourth Amendment;
(ii)	Such documents, certificates, affidavits and acknowledgments as may be reasonably required by the Bank to consummate the transaction contemplated by this Fourth Amendment.

4.            No Event of Default/Representations and Warranties. The Borrower certifies to the Bank that Borrower has kept, observed, performed and fulfilled each and every covenant, provision and condition of the Credit Agreement and each other Loan Document to which Borrower is a party on its part to be performed and that no Event of Default has occurred with respect to Borrower under the Credit Agreement or any other Loan Document to which Borrower is a party. The Borrower further certifies to Bank that, both immediately before and after giving effect to this Fourth Amendment, the representations and warranties set forth in Article 4 of the Credit Agreement with respect to the Borrower, are true and correct in all material respects on and as of the date of this Fourth Amendment.

5              Credit Agreement Confirmed. This Fourth Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect.

6.	Miscellaneous.

a.             Invalidity. In the event that any one or more of the provisions contained in this Fourth Amendment shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Fourth Amendment.

b.            Counterparts. This Fourth Amendment may be executed in several counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

c.             Reference. From and after the effective date hereof, all references to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended by this Third Amendment.

d.            Governing Law. This Fourth Amendment shall be governed by and interpreted and enforced in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered as of the date first above written.

“BANK”

WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/David C. Jackson

Name:	David C. Jackson
Title:	Vice President

“BORROWER”

AutoInfo, Inc., a Delaware Corporation

By: /s/Harry M. Wachtel

Name:	Harry M. Wachtel
Its: President

Sunteck Transport Co., Inc., a Florida Corporation

By: /s/Harry M. Wachtel

Name:	Harry M. Wachtel
Its: President

Sunteck Transport & Logistics, Inc., a Florida Corporation

By: /s/Harry M. Wachtel

Name:	Harry M. Wachtel
Its: President